Exhibit 99.1

Media contact:	Investor/analyst contact:
Bobbie Egan	Chris Berry
Media Relations Manager	Managing Director of Investor Relations
(206) 392-5134	(206) 392-5260

FOR IMMEDIATE RELEASE	October 24, 2013

ALASKA AIR GROUP REPORTS RECORD THIRD QUARTER 2013 RESULTS
Financial Highlights:

•
Reported record third quarter net income, excluding special items, of $157 million, or $2.21 per diluted share, compared to adjusted net income of $150 million, or $2.09 per diluted share in the prior-year quarter. This quarter's results compare to a First Call analyst consensus estimate of $2.14 per share.

•
Recorded net income for the third quarter under Generally Accepted Accounting Principles (GAAP) of $289 million or $4.08 per diluted share, compared to net income of $163 million, or $2.27 per diluted share in 2012.

•	Achieved trailing twelve-month return on invested capital of 13.0 percent compared to 12.7 percent in the twelve months ended September 30, 2012.

•	Lowered adjusted debt-to-total-capitalization ratio by 7.0 percentage points, to 47.0 percent, from December 31, 2012.

•	Paid a $0.20 per-share quarterly cash dividend on August 22 totaling $14 million. This is the first time since 1992 that Alaska Air Group has paid a dividend.

•	Repurchased 537,008 shares of common stock for $32 million in the third quarter. For the year, the company has repurchased 1,454,790 shares for $83 million.

•	Modified the affinity card agreement with Bank of America and extended through 2017, estimated to generate $55 million in additional cash flows on an annual basis.

•	Held $1.4 billion in unrestricted cash and marketable securities as of September 30, 2013.
Operational Highlights:

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the 10 largest U.S. airlines for the twelve months ended August 2013.

•	Named most fuel-efficient airline in the U.S. in a report released by the International Council on Clean Transportation.

•	Named Airline Industry Leader in the 2013 Temkin Customer Service Rankings.

•	Surpassed 1 million customer downloads of the Alaska Airlines mobile apps.

•	Began new routes between Portland and Atlanta and between Portland and Dallas.

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2013 GAAP net income of $289 million, or $4.08 per diluted share, compared to $163 million, or $2.27 per diluted share in the third quarter of 2012. Excluding the impact of mark-to-market fuel hedge adjustments of $20 million ($12 million after tax, or $0.17 per diluted share), and a one-time special revenue item of $192 million ($120 million after tax, or $1.70 per diluted share) that primarily resulted from the application of new accounting rules associated with the modified affinity card agreement, the company reported record adjusted net income of $157 million, or $2.21 per diluted share, compared to adjusted net income of $150 million, or $2.09 per diluted share, in 2012.
"These results represent our best quarter ever and mark Alaska's 18th consecutive quarterly profit,” Alaska Air Group CEO Brad Tilden said. “This is noteworthy given significant additional competition in some of our core markets. The balance and strength of our network combined with the ability of our people to respond quickly to changing business conditions are enabling us to succeed in this highly competitive industry."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the third quarters of 2013 and 2012 to adjusted amounts:

	Three Months Ended September 30,
	2013		2012
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$289	$4.08	$163	$2.27
Mark-to-market fuel hedge adjustments, net of tax	(12)	(0.17)	(13)	(0.18)
Special revenue item, net of tax	(120)	(1.70)	—	—
Non-GAAP adjusted income and per-share amounts	$157	$2.21	$150	$2.09

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on October 24, 2013. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2012. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###
Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves 95 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines has ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates North America Airline Satisfaction Study SM for six consecutive years from 2008 to 2013. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2013	2012	Change	2013	2012	Change
Operating Revenues:
Passenger
Mainline	$960	$905	6%	2,651	2,491	6%
Regional	208	198	5%	582	559	4%
Total passenger revenue	1,168	1,103	6%	3,233	3,050	6%
Freight and mail	32	30	7%	88	85	4%
Other - net	165	139	19%	433	390	11%
Special mileage plan revenue	192	—	NM	192	—	NM
Total Operating Revenues	1,557	1,272	22%	3,946	3,525	12%

Operating Expenses:
Wages and benefits	285	255	12%	806	771	5%
Variable incentive pay	26	24	8%	68	61	11%
Aircraft fuel, including hedging gains and losses	363	337	8%	1,115	1,087	3%
Aircraft maintenance	54	56	(4)%	187	160	17%
Aircraft rent	29	29	—%	89	86	3%
Landing fees and other rentals	71	61	16%	207	185	12%
Contracted services	54	50	8%	161	149	8%
Selling expenses	47	46	2%	137	131	5%
Depreciation and amortization	67	66	2%	203	195	4%
Food and beverage service	22	20	10%	63	58	9%
Other	69	59	17%	202	184	10%
Total Operating Expenses	1,087	1,003	8%	3,238	3,067	6%
Operating Income	470	269	75%	708	458	55%

Nonoperating Income (Expense):
Interest income	5	5		14	15
Interest expense	(13)	(15)		(42)	(49)
Interest capitalized	6	4		15	12
Other - net	(5)	2		(4)	6
	(7)	(4)		(17)	(16)
Income Before Income Tax	463	265		691	442
Income tax expense	174	102		261	170
Net Income	$289	$163		430	272

Basic Earnings Per Share:	$4.13	$2.30		$6.12	$3.83
Diluted Earnings Per Share:	$4.08	$2.27		$6.04	$3.77

Shares Used for Computation:
Basic	69.780	70.963		70.152	70.852
Diluted	70.692	71.883		71.106	72.059

Cash dividend declared per share:	$0.20	—		$0.20	—

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2013	December 31, 2012
Cash and marketable securities	$1,445	$1,252

Total current assets	1,935	1,737
Property and equipment-net	3,792	3,609
Other assets	135	159
Total assets	5,862	5,505

Air traffic liability	627	534
Current portion of long-term debt	111	161
Other current liabilities	912	806
Current liabilities	1,650	1,501
Long-term debt	782	871
Other liabilities and credits	1,628	1,712
Shareholders' equity	1,802	1,421
Total liabilities and shareholders' equity	$5,862	$5,505

Debt to Capitalization, adjusted for operating leases	47%:53%	54%:46%

Number of common shares outstanding	69.651	70.377

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,						Nine Months Ended September 30,
	2013		2012		Change		2013		2012		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	7,395		6,950		6.4%		20,720		19,510		6.2%
RPMs (000,000) "traffic"	7,671		7,186		6.8%		21,852		20,287		7.7%
ASMs (000,000) "capacity"	8,868		8,274		7.2%		25,397		23,557		7.8%
Load factor	86.5%		86.9%		(0.4 pts	)	86.0%		86.1%		(0.1 pts	)
Yield	15.23	¢	15.35	¢	(0.8%)		14.80	¢	15.03	¢	(1.5%)
PRASM	13.17	¢	13.33	¢	(1.2%)		12.73	¢	12.94	¢	(1.6%)
RASM(b)	15.39	¢	15.38	¢	0.1%		14.78	¢	14.96	¢	(1.2%)
CASM excluding fuel(b)	8.16	¢	8.05	¢	1.4%		8.36	¢	8.40	¢	(0.5%)
Economic fuel cost per gallon(c)	$3.24		$3.24		—%		$3.33		$3.35		(0.6%)
Fuel gallons (000,000)	118		110		7.3%		337		316		6.6%
Average number of full-time equivalent employees	12,295		12,035		2.2%		12,122		11,944		1.5%

Mainline Operating Statistics:
Revenue passengers (000)	5,366		4,985		7.6%		14,973		14,012		6.9%
RPMs (000,000) "traffic"	6,963		6,483		7.4%		19,864		18,351		8.2%
ASMs (000,000) "capacity"	8,027		7,419		8.2%		22,973		21,124		8.8%
Load factor	86.7%		87.4%		(0.7 pts	)	86.5%		86.9%		(0.4 pts	)
Yield	13.78	¢	13.95	¢	(1.2%)		13.35	¢	13.57	¢	(1.6%)
PRASM	11.96	¢	12.19	¢	(1.9%)		11.54	¢	11.79	¢	(2.1%)
RASM	14.14	¢	14.21	¢	(0.5%)		13.56	¢	13.78	¢	(1.6%)
CASM excluding fuel(b)	7.33	¢	7.17	¢	2.2%		7.42	¢	7.50	¢	(1.1%)
Economic fuel cost per gallon(c)	$3.24		$3.24		—%		$3.32		$3.34		(0.6%)
Fuel gallons (000,000)	104		96		8.3%		297		276		7.6%
Average number of full-time equivalent employees	9,645		9,307		3.6%		9,484		9,161		3.5%
Aircraft utilization	11.0		11.0		—%		10.8		10.7		0.9%
Average aircraft stage length	1,157		1,156		0.1%		1,177		1,152		2.2%
Operating fleet	128		120		8 a/c		128		120		8 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	2,029		1,965		3.3%		5,747		5,498		4.5%
RPMs (000,000) "traffic"	708		703		0.7%		1,988		1,936		2.7%
ASMs (000,000) "capacity"	841		855		(1.6%)		2,424		2,433		(0.4%)
Load factor	84.2%		82.2%		2.0 pts		82.0%		79.6%		2.4 pts
Yield	29.41	¢	28.18	¢	4.4%		29.27	¢	28.85	¢	1.5%
PRASM	24.77	¢	23.17	¢	6.9%		24.00	¢	22.96	¢	4.5%
Operating fleet (Horizon only)	48		50		(2	) a/c	48		50		(2	) a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of revenue excluding special items related to accounting changes and operating expenses excluding fuel and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$960	$—	$—	$—	$960	$—	$960
Regional		208	—	—	208	—	208
Total passenger revenues	960	208	—	—	1,168	—	1,168
CPA revenues	—	—	88	(88)	—	—	—
Freight and mail	31	1	—	—	32	—	32
Other-net	145	19	1	—	165	192	357
Total operating revenues	1,136	228	89	(88)	1,365	192	1,557

Operating expenses
Operating expenses, excluding fuel	588	144	80	(88)	724	—	724
Economic fuel	337	46	—	—	383	(20)	363
Total operating expenses	925	190	80	(88)	1,107	(20)	1,087

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(9)	—	(4)	—	(13)	—	(13)
Other	8	(8)	1	—	1	—	1
	4	(8)	(3)	—	(7)	—	(7)
Income (loss) before income tax	$215	$30	$6	$—	$251	$212	$463

	Three Months Ended September 30, 2012
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$905	$—	$—	$—	$905	$—	$905
Regional	—	198	—	—	198	—	198
Total passenger revenues	905	198	—	—	1,103	—	1,103
CPA revenues	—	—	96	(96)	—	—	—
Freight and mail	28	2	—	—	30	—	30
Other-net	121	16	2	—	139	—	139
Total operating revenues	1,054	216	98	(96)	1,272	—	1,272

Operating expenses
Operating expenses, excluding fuel	532	145	86	(97)	666	—	666
Economic fuel	312	46	—	—	358	(21)	337
Total operating expenses	844	191	86	(97)	1,024	(21)	1,003

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(11)	—	(4)	—	(15)	—	(15)
Other	6	—	—	—	6	—	6
	—	—	(4)	—	(4)	—	(4)
Income (loss) before income tax	$210	$25	$8	$1	$244	$21	$265

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain revenues/charges. See Note A for further information in the accompanying pages.

(b)	Includes accounting adjustments related to Special mileage plan revenue and mark-to-market fuel-hedge accounting charges.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Nine Months Ended September 30, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,651	$—	$—	$—	$2,651	$—	$2,651
Regional	—	582	—	—	582	—	582
Total passenger revenues	2,651	582	—	—	3,233	—	3,233
CPA revenues	—	—	274	(274)	—	—	—
Freight and mail	85	3	—	—	88	—	88
Other-net	380	49	4	—	433	192	625
Total operating revenues	3,116	634	278	(274)	3,754	192	3,946

Operating expenses
Operating expenses, excluding fuel	1,704	440	253	(274)	2,123	—	2,123
Economic fuel	987	135	—	—	1,122	(7)	1,115
Total operating expenses	2,691	575	253	(274)	3,245	(7)	3,238

Nonoperating income (expense)
Interest income	14	—	—	—	14	—	14
Interest expense	(30)	—	(10)	(2)	(42)	—	(42)
Other	19	(9)	1	—	11	—	11
	3	(9)	(9)	(2)	(17)	—	(17)
Income (loss) before income tax	$428	$50	$16	$(2)	$492	$199	$691

	Nine Months Ended September 30, 2012
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,491	$—	$—	$—	$2,491	$—	$2,491
Regional	—	559	—	—	559	—	559
Total passenger revenues	2,491	559	—	—	3,050	—	3,050
CPA revenues	—	—	272	(272)	—	—	—
Freight and mail	82	3	—	—	85	—	85
Other-net	339	45	6	—	390	—	390
Total operating revenues	2,912	607	278	(272)	3,525	—	3,525

Operating expenses
Operating expenses, excluding fuel	1,583	421	248	(272)	1,980	—	1,980
Economic fuel	923	135	—	—	1,058	29	1,087
Total operating expenses	2,506	556	248	(272)	3,038	29	3,067

Nonoperating income (expense)
Interest income	15	—	—	—	15	—	15
Interest expense	(37)	—	(12)	—	(49)	—	(49)
Other	17	—	1	—	18	—	18
	(5)	—	(11)	—	(16)	—	(16)
Income (loss) before income tax	$401	$51	$19	$—	$471	$(29)	$442

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain revenues/charges. See Note A for further information in the accompanying pages.

(b)	Includes accounting adjustments related to Special mileage plan revenue and mark-to-market fuel-hedge accounting charges.

Alaska Air Group, Inc.

RASM RECONCILIATION (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Total operating revenues	$1,557	$1,272	$3,946	$3,525
Less: special mileage plan revenue	192	—	192	—
Adjusted Revenue	$1,365	$1,272	$3,754	$3,525
Consolidated ASMs	8,868	8,274	25,397	23,557
RASM	15.39 ¢	15.38 ¢	14.78 ¢	14.96 ¢

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in cents)	2013	2012	2013	2012
Consolidated:
CASM	12.26 ¢	12.12 ¢	12.75 ¢	13.02 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.10	4.07	4.39	4.62
CASM excluding fuel	8.16 ¢	8.05 ¢	8.36 ¢	8.40 ¢

Mainline:
CASM	11.27 ¢	11.09 ¢	11.68 ¢	12.00 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.94	3.92	4.26	4.50
CASM excluding fuel	7.33 ¢	7.17 ¢	7.42 ¢	7.50 ¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended September 30,
	2013		2012
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$373	$3.16	$359	$3.25
(Gains) losses on settled hedges	10	0.08	(1)	(0.01)
Consolidated economic fuel expense	383	3.24	358	3.24
Mark-to-market fuel hedge adjustment	(20)	(0.17)	(21)	(0.19)
GAAP fuel expense	$363	$3.07	$337	$3.05
Fuel gallons	118		110

	Nine Months Ended September 30,
	2013		2012
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,076	$3.19	$1,046	$3.31
(Gains) losses on settled hedges	46	0.14	12	0.04
Consolidated economic fuel expense	$1,122	$3.33	$1,058	$3.35
Mark-to-market fuel hedge adjustment	(7)	(0.02)	29	0.09
GAAP fuel expense	$1,115	$3.31	$1,087	$3.44
Fuel gallons	337		316

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations without the consideration of accounting changes or our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Operating revenue per ASM (RASM) excludes a favorable, one-time "special" revenue item of $192 million primarily related to our modified affinity card agreement with Bank of America, executed in July 2013. In accordance with accounting standards, we recorded this one-time special revenue item in the the third quarter of 2013. This is purely an accounting change and the current period results do not reflect the economics of the agreement, rather it reflects a non-cash adjustment of the value of miles outstanding in the program. We believe it is appropriate to exclude this special revenue item from recurring revenues from operations.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Operating revenue per ASM (RASM) excludes a favorable, one-time "special" revenue item of $192 million primarily related to our modified affinity card agreement with Bank of America, executed in July 2013. In accordance with accounting standards, we recorded this one-time special revenue item in the the third quarter of 2013. This is purely an accounting change and the current period results do not reflect the economics of the agreement, rather it reflects a non-cash adjustment of the value of miles outstanding in the program. We believe it is appropriate to exclude this special revenue item from recurring revenues from operations.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Productivity - number of revenue passengers per full-time equivalent employee

Debt to Capitalization ratio - represents adjusted debt (long-term debt plus seven times annualized aircraft rent) divided by total equity plus adjusted debt